Exhibit 99.1

Marchex Reports First Quarter 2005 Financial Results

SEATTLE, WA – May 10, 2005 - Marchex, Inc. (NASDAQ: MCHX, MCHXP), today announced its results for the first quarter ended March 31, 2005.

•	Revenue was $18.4 million for the first quarter of 2005, a 142% increase compared to $7.6 million for the same period of 2004.

•	Adjusted operating income before amortization was $4.2 million for the first quarter of 2005, a 582% increase compared to $612,000 for the same period for 2004. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income (loss) and GAAP net income (loss) is attached to the financial tables included in this release.

•	GAAP net income applicable to common stockholders was $388,000 for the first quarter of 2005, or $0.01 per share, compared to a GAAP net loss of $1.4 million for the same period of 2004, or a GAAP net loss of $0.11 per share.

•	EBITDA was $4.7 million in the first quarter of 2005, an increase of 982% compared to $438,000 for the same period in 2004. A reconciliation of non-GAAP EBITDA to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

“During the quarter, we continued to experience progress in our business as a result of successfully executing several strategic and operational initiatives throughout 2004 and thus far in 2005,” said Russell C. Horowitz, Marchex Chairman and CEO. “We took several steps toward becoming a leader in search engine marketing, local search, and direct navigation. Today, we are building an ecosystem in which each of our services can benefit one another to drive growth and expand margins for Marchex as a whole.”

Financial Guidance

Marchex announced that it is updating its financial guidance as follows:

2005 consolidated revenue estimate:	More than $86 million

2005 adjusted operating income before amortization margin target:	More than 28%

The company is also reiterating its long-term adjusted operating income before amortization margin target of 30% or more.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. EDT on Tuesday, May 10th to discuss these quarterly results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) helps merchants sell products and services through multiple online channels. The company connects merchants with consumers who are searching for information, products and services on the Internet. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

About non-GAAP financial measures

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP, Marchex uses certain non-GAAP measures of financial performance and liquidity. Marchex reports operating income before amortization (OIBA) which represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses adjusted OIBA (Adjusted OIBA) which excludes both acquisition-related retention consideration, as management views this as part of the earn-out incentives related to the Enhance Interactive acquisition transaction, and a facility relocation expense. Both of these considerations are viewed as non-recurring in nature with the facility relocation expense recognized in calendar year 2004 and the earn-out consideration related to calendar year 2004. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Marchex also reports EBITDA, which represents income before interest, income taxes, depreciation, amortization, and stock compensation expense. Marchex believes that EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities, that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for or superior to GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Quarter ended March 31, 2004	Quarter ended March 31, 2005
Revenue	$7,601,911	$18,395,983

Expenses:
Service costs	4,779,575	10,668,907
Sales and marketing	1,009,972	1,324,986
Product development	505,535	774,549
General and administrative	694,748	1,452,034
Acquisition-related retention consideration	132,936	—
Facility relocation	230,459	—
Stock-based compensation	360,764	146,538
Amortization of acquired intangible assets	1,034,868	3,083,157

	8,748,857	17,450,171

Income (loss) from operations	(1,146,946)	945,812

Other income (expense):
Interest income	11,016	268,383
Interest expense	(325)	(1,860)
Adjustment to fair value of redemption obligation	55,250	—
Other	3,644	4,000

	69,585	270,523

Income (loss) before provision for income taxes	(1,077,361)	1,216,335

Income tax expense (benefit)	(53,700)	478,933

Net income (loss)	(1,023,661)	737,402

Convertible preferred stock dividends	—	348,993
Accretion to redemption value of redeemable convertible preferred stock	402,679	—

Net income (loss) applicable to common stockholders	$(1,426,340)	$388,409

Net income (loss) per share applicable to common stockholders – basic	$(0.11)	$0.01
Net income (loss) per share applicable to common stockholders – diluted	$(0.11)	$0.01

Shares used to calculate basic net income (loss) per share applicable to common stockholders	13,446,542	30,245,678

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	13,446,542	32,920,472

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2004	March 31, 2005
Assets
Current assets:
Cash and cash equivalents	$24,933,066	$86,465,826
Trade accounts receivable, net	4,773,646	6,005,845
Prepaid expenses and other current assets	513,427	1,046,059
Refundable income taxes	902,246	1,509,531
Deferred tax assets	522,754	415,469

Total current assets	31,645,139	95,442,730

Property and equipment, net	1,508,446	1,542,106
Deferred tax assets	—	402,484
Intangibles and other assets	1,067,896	9,159,167
Goodwill	32,375,966	142,482,696
Intangible assets from acquisitions, net	4,996,289	55,756,253

Total assets	$71,593,736	$304,785,436

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$6,227,274	$6,180,961
Accrued expenses and other current liabilities	1,170,039	1,979,509
Deferred revenue	1,947,617	1,908,869
Earn-out liability payable	6,237,578	—

Total current liabilities	15,582,508	10,069,339

Deferred tax liabilities	245,657	—
Other non-current liabilities	93,539	76,564

Total liabilities	15,921,704	10,145,903

Stockholders’ equity:
Convertible preferred stock	—	55,205,369
Class A common stock	122,500	122,500
Class B common stock	135,115	231,618
Additional paid-in capital	60,577,997	243,708,679
Deferred stock-based compensation	(521,820)	(375,282)
Accumulated deficit	(4,641,760)	(4,253,351)

Total stockholders’ equity	55,672,032	294,639,533

Total liabilities and stockholders’ equity	$71,593,736	$304,785,436

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Operating Income Before Amortization and

Operating Income Before Amortization (OIBA) to GAAP Net Income (Loss)

(unaudited)

	Quarter ended March 31, 2004	Quarter ended March 31, 2005
Adjusted operating income before amortization (Adjusted OIBA)	$612,081	$4,175,507
Acquisition-related retention consideration	(132,936)	—
Facility relocation	(230,459)	—

Operating income before amortization (OIBA)	248,686	4,175,507
Stock-based compensation	(360,764)	(146,538)
Amortization of acquired intangible assets	(1,034,868)	(3,083,157)

Income (loss) from operations	(1,146,946)	945,812
Interest income and other, net	69,585	270,523
Income (loss) before provision for income taxes	(1,077,361)	1,216,335
Income tax expense (benefit)	(53,700)	478,933

Net income (loss)	(1,023,661)	737,402
Convertible preferred stock dividends	—	348,993
Accretion to redemption value of redeemable convertible preferred stock	402,679	—

Net income (loss) applicable to common stockholders	$(1,426,340)	$388,409

MARCHEX, INC. AND SUBSIDIARIES
Reconciliation from Net Cash provided by Operating Activities to EBITDA
(unaudited)

	Quarter ended March 31, 2004	Quarter ended March 31, 2005
Net cash provided by operating activities	$1,062,094	$1,758,826
Changes in asset and liabilities, net of effects of acquisitions	(326,012)	2,885,731
Provision for income taxes	(53,700)	478,933
Other items - facility relocation (1)	(230,459)	8,738
Interest income and other, net	(14,335)	(266,523)
Tax benefits from exercise of stock options	—	(129,774)

EBITDA	$437,588	$4,735,931

(1)	Other items consist of a facility relocation charge.